UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW, Mason City, IA		50401
(Address of principal executive offices)		(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2020, the board of directors of Golden Grain Energy, LLC (the "Company") named Scott Gudbaur, as the new principal executive officer of the Company. Mr. Gudbaur previously served as the Company's Commodity Manager until October 2011. Mr. Gudbaur rejoined the Company in February 2020 as the Grain Originator. Mr. Gudbaur is 63 years old. Mr. Gudbaur will serve as the Grain Originator indefinitely until the earlier of his resignation, death, disqualification or removal by the board of directors. In the five years prior to rejoining the Company, Mr. Gudbaur was employed as the Grain Department Manager with Five Star Cooperative headquartered in New Hampton, Iowa and as the Grain Merchandiser for Mid Iowa Coop headquartered in Conrad, Iowa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: April 24, 2020	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)